UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2005

PLUMTREE SOFTWARE, INC.

(Exact Name of Registrant as specified in charter)

Commission File Number 001-31344

Delaware	52-2303761
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

500 Sansome Street San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 263-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.	3
SIGNATURES	4

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Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2005, Plumtree Software, Inc. (the “Company”) entered into a Sixth Amendment to Lease (“Amendment”) with WXI/San Realty, L.L.C. a Delaware limited liability company (“Landlord”), which Amendment amends the Lease (defined below). BPG Sansome, L.L.C., a Delaware limited liability company (“Original Landlord”) and the Company entered into that certain lease dated as of April 7, 1999 (“Original Lease”), as amended by that certain First Amendment to Lease dated as of May 31, 2000 by and between Landlord and Tenant (“First Amendment”), that certain Second Amendment to Lease dated September 20, 2000 (“Second Amendment”), that certain Third Amendment to Lease dated November 22, 2000 (“Third Amendment”), that certain Fourth Amendment to Lease dated July 31, 2002 (“Fourth Amendment”) and that certain Fifth Amendment to Lease dated July 21, 2003 (“Fifth Amendment”), whereby the Company leased certain office space in the building located at 500 Sansome Street, San Francisco, California. The Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment, is referred to herein as the “Lease.” Landlord is the successor-in-interest to Original Landlord.

The Original Lease, as amended, was set to expire on October 31, 2006. Among other things, the Amendment that took effect on June 1, 2005 extended the term of the Lease to October 31, 2008 (the “Extended Term”), added an option, subject to certain conditions, to extend the Extended Term for an additional 3 years, permitted the Company to carry out certain office space renovations, and adjusted the monthly base rent payable under the Lease. Monthly base rent payable under the Original Lease, as amended, was $226,026 compared to $152,875 for the Extended Term.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUMTREE SOFTWARE, INC.

Dated: June 30, 2005	By:	/s/ John Kunze
John Kunze
Chief Executive Officer

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